UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

 (516) 683-4100
Registrant's telephone number, including area code:

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 8.01:	Other Events

On July 1, 2008, New York Community Bancorp, Inc. (the “Company”) issued a press release announcing that it repositioned $4.0 billion of wholesale and other borrowings with an expected weighted average interest rate of 5.19% in the second quarter of 2008, and replaced this higher-cost funding with wholesale borrowings featuring substantially lower rates which resulted in an improvement of approximately 200 basis points on the cost of these repositioned funds.

The Company indicated that the combination of the Company’s issuance of 17,871,000 shares of its common stock on May 23, 2008 and the reduction in wholesale funding costs is expected to result in significant margin expansion, double-digit earnings accretion, as well as tangible book value accretion beginning in the third quarter of 2008. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01:	Financial Statements and Exhibits

(d)	Attached as Exhibit 99.1 is the press release issued by the Company on July 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2008	NEW YORK COMMUNITY BANCORP, INC.

/s/ Thomas R. Cangemi
Thomas R. Cangemi
Senior Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press release issued on July 1, 2008.